UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

Element92 Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2510 Warren Avenue, Cheyenne, Wyoming 82001
(Address of Principal Executive Offices) (Zip Code)

(518) 633-4777
Registrant’s telephone number, including area code

N/A
 (Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 5, 2010 Element92 Resources Corp. (the “Company”) accepted the resignation of Geoff Armstrong from the positions of President, Chief Executive Officer, Secretary and Director.  He is being replaced in these positions, by Daniel S. Mckinney, who has been the Company’s only other Director since  March 30, 2007. Mr. Armstrong has served on the Company’s board since February 28, 2007. Mr. Armstrong’s resignation is not the result of any disagreements with the Company. The increased activity and demands in Asia, which will require extensive direct attention, have made the changes necessary. Mr. Armstrong will remain with the Company as a consultant in order to assist with the transition and to administer our mining claims in the Province of Quebec, Canada.

Daniel Mckinney, now serving as President, Secretary and CEO, grew up and lives in Hong Kong. He is an entrepreneur and investment banker who has established numerous businesses and public company experience over the last three decades. Mr. Mckinney has had wide-ranging experience in mining ventures in both precious metals and gemstone mining.  In the mid 1980’s he led the financing and discovery of a gold deposit located in Chon Buri, Thailand.  In 1986, he gained an interest in a producing emerald mine located in Santa Terrazina, Brazil.  Mr. Mckinney has been involved in numerous mining ventures and geological explorations in Burma, Thailand, Columbia, China, several African countries and Mongolia.

From April, 1981 until October, 1999, Mr. Mckinney established Mckinney International, a Hong Kong based company engaged in cutting gemstones and supplying the world markets.  From March, 1982 to September, 1985 he founded and developed the Hong Kong Gem & Jewelry show, a world wide gathering of gem dealers and jewelry manufacturers that has become one of the major such shows in the world. From April, 1984 to November, 1987 he served on the board as a Director and worked to establish Wynmere (Thailand) Ltd., In 1989, he established Coldway Ltd., an investment banking firm where he served as a Director from October, 1989 to February 2005. In January 1994, Mr. McKinney founded Cement Services, Ltd., and served as a Director until June, 2004. From September 1999, to August, 2001 Mr. Mckinney served as a board member of Sunflower (USA) Ltd., in the position of Director. Sunflower is a public company with a large industrial facility in China manufacturing copper.  From August, 2004 to January 2006, Mr. Mckinney served as a Director of Savoy Resources Corporation, a company with gold mining interests in China. He currently serves as the president of Asia Properties, Inc., a Hong Kong based public company, that he founded in April, 1998. He also serves as President of Sino Fibre Communications, (April 2008). Mr. Mckinney graduated from Hong Kong International School in 1979 and studied Chemistry and Biology at Houston Baptist University from 1979 to 1981.  Mr. Mckinney speaks several Asian languages including Cantonese, and Thai.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2010

ELEMENT92 RESOURCES CORP.

/s/ Daniel S Mckinney
President, Chief Executive Officer, Director